SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2006

MS Structured Asset Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-64879	13-4026700

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, Second Floor New York, New York Attention: Madhu Philips	10036

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-761-2520

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Section 8      Other Events

Item 8.01	Other Events

Structured Asset Trust Unit Repackagings (SATURNS), AT&T Corp. Debenture Backed Series 2001-8 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “MJN”) has liquidated its assets and terminated. Settlement of a sale of the securities held by the Trust occurred on February 8, 2006 and a liquidation distribution was made with respect to the Units of the Trust on February 8, 2006.

The amount of the distribution was $25.73 per Unit, representing the full Unit Principal Balance of the Units plus accrued interest in respect of the Units through and excluding February 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 14, 2006

MS STRUCTURED ASSET CORP.

(Registrant)

By:   /s/ Madhu Philips

Name:    Madhu Philips
Title:     Vice President